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                                                                   EXHIBIT 99.01

                        Report of Independent Accountants

To the Board of Directors
    of BRI International, Inc.

        We have audited the accompanying consolidated balance sheet of BRI International, Inc., formerly Biometric Research Institute, Inc., (the Company) as of November 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BRI International, Inc. as of November 30, 1995 and 1994, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

        Certain stockholders' equity amounts as of November 30, 1993 have been restated to give effect to the pooling of interests described in Note 3 and to correct for prior period adjustments described in Note 12.




                                           /s/ Coopers & Lybrand L.L.P.



Rockville, Maryland
May 15, 1996